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                                                                     EXHIBIT 8.1


                           [HELLER EHRMAN LETTERHEAD]




                                 April 25, 2002





                                                             Main (415) 772-6000
                                                              Fax (415) 772-6268


Identix Incorporated
300 Cooper Court
Los Gatos, California  95032


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER (THE "AGREEMENT"), DATED AS OF FEBRUARY 22, 2002, AMONG IDENTIX INCORPORATED, A DELAWARE CORPORATION, ("IDENTIX"), VISIONICS ACQUISITION CORP., A DELAWARE CORPORATION AND WHOLLY-OWNED SUBSIDIARY OF IDENTIX ("VISIONICS ACQUISITION CORP."), AND VISIONICS CORPORATION, A DELAWARE CORPORATION ("VISIONICS")


Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission as file number 333-84428 pursuant to the Agreement and Plan of Merger dated as of February 22, 2002 (the "Agreement"), by and among Identix Incorporated, a Delaware corporation ("Identix"), Visionics Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Identix ("Visionics Acquisition Corp."), and Visionics Corporation, a Delaware corporation ("Visionics")

         Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. All "section" references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as tax counsel to Identix and Visionics Acquisition Corp. in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times (including without limitation the Effective Time) of, the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         (a)      the Agreement;
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[HELLER EHRMAN LOGO]                                        Identix Incorporated
                                                                  April 25, 2002
                                                                          Page 2



         (b) those tax representation letters delivered to us by Visionics, Visionics Acquisition Corp. and Identix pursuant to the Agreement (the "Tax Representation Letters");

         (c)      the Registration Statement; and

         (d) such other instruments and documents related to the formation, organization, and operation of Visionics and Visionics Acquisition Corp., and related to the consummation of the Merger and the other transactions contemplated by the Agreement as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         (b) All representations, warranties, and statements made or agreed to by Visionics, Visionics Acquisition Corp., and Identix, their managements, employees, officers, and directors in connection with the Merger, including but not limited to those set forth or described in the Agreement (including the exhibits thereto), the Registration Statement, and the Tax Representation Letters, are true and accurate at all relevant times;

         (c) All covenants contained in the Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         (d) The Merger will be reported by Visionics, Visionics Acquisition Corp., and Identix on their respective federal income tax returns in a manner consistent with the opinion set forth below;

         (e) Any representation or statement qualified with reference to the "knowledge" or intention of a person is correct without such qualification;

         (f) The Registration Statement, the Agreement, and the Tax Representation Letters reflect all the material facts relating to the Merger, Visionics, Visionics Acquisition Corp., and Identix;

         (g) The Certificate of Merger will be accepted for filing by the Secretary of State of the State of Delaware.

         Based on our examination of the foregoing items and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that:
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[HELLER EHRMAN LOGO]                                        Identix Incorporated
                                                                  April 25, 2002
                                                                          Page 3




         1. If the Merger is consummated in accordance with the Agreement, for United States federal income tax purposes: (a) the Merger will be a reorganization within the meaning of Section 368(a) of the Code, (b) each of Visionics, Visionics Acquisition Corp., and Identix will be a party to that reorganization within the meaning of Section 368(b) of the Code, and (c) except with respect to cash received in lieu of a fractional share interest in Identix Common Stock, no gain or loss with be recognized, for United States federal income tax purposes, by a stockholder of Visionics as a result of the merger with respect to shares of Visionics Common Stock converted into Identix Common Stock.


         2. The discussion entitled "Material United States federal income tax consequences of the merger" contained in the Registration Statement, insofar as it relates to statements of law and legal conclusions, is correct in all material respects.

         This opinion is limited to the federal income tax consequences of the Merger and does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, financial institutions, insurance companies, foreign individuals and entities, tax-exempt entities, dealers in securities, persons who are subject to the alternative minimum tax provisions of the Code, stockholders whose shares are qualified small business stock for purposes of Sections 1202 and 1045 of the Internal Revenue Code, persons who acquired Visionics Common Stock pursuant to the exercise of an employee stock option or persons or otherwise as compensation, or persons who hold Visionics Common Stock as part of an integrated investment (including a "straddle") composed of Visionics Common Stock and one or more other positions). To the extent that any of the representations, warranties, statements, and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon. Finally, the opinions set forth above are subject to all of the exceptions, conditions, qualifications, limitations, assumptions and caveats set forth in the ABA Legal Opinion Accord with respect to such opinions.

         This opinion is not binding on the Internal Revenue Service or any court of law, administrative agency or other governmental body and represents only our judgment as to the likely outcome if the federal income tax consequences of the Merger were properly presented to a court of competent jurisdiction. Our conclusions are based on the Code, existing judicial decisions, administrative regulations, and published rulings as in effect on the date hereof. No assurance can be given that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of our conclusions. Nevertheless, by
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[HELLER EHRMAN LOGO]                                        Identix Incorporated
                                                                  April 25, 2002
                                                                          Page 4



rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Heller Ehrman White & McAuliffe LLP